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                                                                       EXHIBIT Q



                          THE GOLDMAN SACHS GROUP, INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

              IRREVOCABLE POWER OF ATTORNEY OF SELLING STOCKHOLDER

       The undersigned stockholder of The Goldman Sachs Group, Inc., a Delaware corporation (the "Company"), understands that the undersigned and other stockholders of the Company (the undersigned and such other stockholders being hereinafter referred to as the "Selling Stockholders") propose to sell certain shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to the several underwriters (the "Underwriters") named in the Underwriting Agreement referred to below, represented by Goldman, Sachs & Co. and certain other investment banking firms to be named (the "Representatives"), and that the Underwriters propose to offer such shares to the public. The undersigned also understands that, in connection with the public offering pursuant to the Underwriting Agreement (as defined below), the Company has filed a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "1933 Act"), the offering of the shares to be sold by the Selling Stockholders. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any shares of Common Stock and no assurance that the Underwriting Agreement will be entered into by the Company or the Underwriters.

       1. In connection with the foregoing, the undersigned hereby irrevocably appoints Henry M. Paulson, Jr., Robert J. Hurst, John A. Thain and John L. Thornton, and any of them acting alone, the attorneys-in-fact, with full power of substitution and resubstitution (collectively the "Attorneys-in-Fact" and individually an "Attorney-in-Fact"), of the undersigned, and agrees that the Attorneys-in-Fact, or any of them acting alone, may also act as attorneys-in-fact for any other Selling Stockholder, with full power and authority in the name of, and for and on behalf of, the undersigned:

       (a) to determine, in the sole discretion of the Attorneys-in-Fact, or any of them acting alone, the price per share of Common Stock to be set forth in
Section 2(a) of the Underwriting Agreement;

       (b) to do all things necessary to sell to the Underwriters up to the number (the "Maximum Number") of shares of Common Stock set forth opposite the name of the undersigned at the end of this instrument (the "Shares");

       (c) for the purpose of effecting such sale, to negotiate, execute, deliver and perform the undersigned's obligations under an underwriting agreement (the "Underwriting Agreement") among the Company, the Selling Stockholders and the Representatives, as representatives of the several Underwriters named therein, in substantially the form included on the World Wide Web at https://www.gs.com/gsgi2000/ (the "Website"), together with such additions thereto, deletions therefrom and changes thereto (other than any additions, changes or deletions that would cause the number of Shares of Common Stock to be sold to exceed the Maximum Number) as may be approved in the sole discretion of the Attorneys-in-Fact, or any of them acting alone, such approval to be conclusively evidenced by the execution and delivery of the Underwriting Agreement by the Attorneys-in-Fact, or any of them acting alone;



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       (d)    to execute and deliver any amendments, modifications or
supplements to the Underwriting Agreement, to amend, modify or supplement any of the terms thereof including, without limitation, the terms of the offering; provided, however that no such amendment, modification or supplement shall increase the number of the Shares to be sold by the undersigned to more than the Maximum Number in the aggregate;

       (e) to execute, deliver and perform a Custody Agreement and Documented Approval (the "Custody Agreement") among the undersigned, the other Selling Stockholders and The Chase Manhattan Bank, as Custodian, in substantially the form included on the Website, together with such additions thereto, deletions therefrom and changes thereto as may be approved in the sole discretion of the Attorneys-in-Fact, or any of them acting alone, such approval to be conclusively evidenced by the execution and delivery of the Custody Agreement by the Attorneys-in-Fact, or any of them acting alone;

       (f) to give such orders and instructions to any person as the Attorneys-in-Fact, or any of them acting alone, may determine, including, without limitation, orders or instructions for the following: (i) the transfer on the books of the Company of the Shares in order to effect their sale (including the names in which new certificates for the Shares are to be issued and the denominations thereof), (ii) the purchase of any transfer tax stamps necessary in connection with the transfer of the Shares, (iii) the delivery to or for the account of the Underwriters of the certificates for the Shares against receipt of the purchase price therefor, (iv) the payment out of the proceeds of any sale of the Shares to the Underwriters of all expenses as are to be borne by the undersigned in accordance with the terms of the Underwriting Agreement, (v) the remittance of the net balance of the proceeds from any sale of the Shares to be sold in accordance with such payment instructions as the Attorneys-in-Fact, or any of them acting alone, may have provided to the Underwriters, and (vi) the use of a portion of the net proceeds to repay any indebtedness that the undersigned is required to repay with the proceeds from the sale of the Shares;

       (g) to join the Company in withdrawing the Registration Statement if the Company should desire to withdraw such registration;

       (h) to retain legal counsel in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for the Company);

       (i) to agree upon the allocation and to arrange payment therefor of the expenses of the public offering as set forth in the Underwriting Agreement (including, without limitation, the fees and expenses of counsel referred to above) between and among the Company and the Selling Stockholders, including the undersigned;

       (j) to give such notices and to take such actions as are necessary, desirable or appropriate to transfer the Shares on the books and records of The Chase Manhattan Bank and ChaseMellon Shareholder Services, L.L.C.; and

       (k) to make, execute, acknowledge and deliver all other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission (including a request or requests for acceleration of the effective date of the Registration Statement) and state securities law authorities, any

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amendments to the Underwriting Agreement or the Custody Agreement, or any
agreement with the Company with regard to expenses, and certificates and other documents required to be delivered by or on behalf of the undersigned pursuant to the Underwriting Agreement or the Custody Agreement and specifically to execute on behalf of the undersigned stock powers and transfer instructions relating to the Shares to be sold by the undersigned, and in general to do all things and to take all action which the Attorneys-in-Fact, or any of them acting alone, may consider necessary, desirable or appropriate in connection with, or to carry out and comply with, all terms and conditions of the Underwriting Agreement and the Custody Agreement and the aforesaid sale of Shares to the several Underwriters.

       2. The undersigned hereby makes, at and as of the date of this Power of Attorney, with and to the several Underwriters each of the representations, warranties and agreements of each Selling Stockholder set forth in the Underwriting Agreement and the Custody Agreement included on the Website, and all such representations, warranties and agreements are incorporated by reference herein in their entirety (the representations, warranties and agreements being subject, however, to the exception that orders or other authorizations that may be required under the 1933 Act in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the undersigned have not yet been obtained).

       The undersigned further:

       (a) represents and warrants to, and agrees with, the several Underwriters that this Power of Attorney has been duly executed and delivered by or on behalf of the undersigned and constitutes a valid and binding agreement of the undersigned in accordance with its terms; and

       (b)(i) confirms to the several Underwriters the accuracy of the information concerning the undersigned and the undersigned's shareholding in the Company previously provided to the Company, (ii) also confirms to the several Underwriters the accuracy of the information concerning the undersigned contained or to be contained in any selling stockholder's questionnaire or other written document furnished by the undersigned to the Company for purposes of the Registration Statement or any prospectus (preliminary or final) contained therein or filed pursuant to Rule 424 under the 1933 Act or in any amendment or supplement thereto (including any documents incorporated by reference therein),
(iii) agrees with the Company and the several Underwriters immediately to notify the Company and promptly (but in any event within two business days thereafter) to confirm the same in writing if, during the period or at the date(s) referred to in paragraph 4 hereof, there should be any change affecting the accuracy of the above-mentioned information, or if any subsequent version of such section of the prospectus delivered to the undersigned should be inaccurate, and (iv) agrees with the Company and the several Underwriters that for all purposes of the representations, warranties and agreements incorporated by reference herein from the Underwriting Agreement and the Custody Agreement, delivery of this Power of Attorney and the statements contained herein constitute (and in the absence of any such notification as is referred to in subclause (iii) given prior to the date on which the Underwriting Agreement is executed and delivered by the undersigned will constitute on a continuing basis) written information furnished by the undersigned to the Company for use in the Registration Statement and any such prospectus, amendment or supplement.

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       3.     This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the Underwriters, the Company and the other Selling Stockholders; and, in consideration of those interests and for the purpose of completing the transactions contemplated by the Underwriting Agreement, the Custody Agreement and this Power of Attorney, this Power of Attorney and all authority conferred hereby, to the extent enforceable by law, shall be deemed an agency coupled with an interest and be irrevocable and not subject to withdrawal or termination by the undersigned or by operation of law, whether by the death, disability, incompetency or incapacity of the undersigned or any executor, guardian, administrator or trustee or the termination of any estate or trust or by the merger, consolidation, dissolution or liquidation of any corporation or partnership or by the occurrence of any other event, and the obligations of the Selling Stockholder under the Underwriting Agreement and the Custody Agreement similarly are not to be subject to termination. If any such individual or any such executor or trustee should die or become disabled, incompetent or incapacitated or if any such estate or trust should be terminated or if any such corporation or partnership should be dissolved or liquidated or if any other such event should occur before the delivery of the Shares to be sold by the undersigned under the Underwriting Agreement, certificates representing such Shares shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and all other actions required to be taken under the Underwriting Agreement shall be taken, and actions taken by the Attorneys-in-Fact, or any of them acting alone, pursuant to this Power of Attorney shall be as valid as if such death, disability, incompetency, incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them acting alone, shall have received notice of such death, disability, incompetency, incapacity, termination, dissolution, liquidation or other event.

       Notwithstanding the foregoing, this Power of Attorney shall terminate on October 15, 2000 if the Underwriting Agreement is not executed and delivered prior to such date; subject, however, to all lawful action done or performed by the Attorneys-in-Fact, or any of them acting alone, pursuant to this Power of Attorney prior to such date.

       4. The undersigned will immediately notify the Attorneys-in-Fact, the Company and the Representatives of the occurrence of any event which shall cause the representations, warranties and agreements contained herein not to be true and correct during the period of the public offering of the Shares or at any delivery of the Shares to the Underwriters pursuant to the Underwriting Agreement.

       5. The undersigned ratifies all that the Attorneys-in-Fact shall do by virtue of this Power of Attorney. All actions may be taken by any of the Attorneys-in-Fact alone. In the event that any statement, request, notice or instruction given by one Attorney-in-Fact shall be inconsistent with that given by another, any such statement, request, notice or instruction from Henry M. Paulson, Jr. shall prevail.

       6. By executing this Power of Attorney, the undersigned agrees to become a party to, and to be bound by the terms and provisions of, the Supplemental Registration Rights Instrument (the "Supplemental Agreement"), among the Company and the Selling Stockholders listed therein, in substantially the form included on the Website, to the Registration Rights Instrument, dated as of December 10, 1999. The


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Attorneys-in-Fact, or any one of them acting alone, may make such additions, deletions and changes to the Supplemental Agreement as the Attorneys-in-Fact, or any of them acting alone, may deem necessary, desirable or appropriate, such necessity, desirability or appropriateness to be conclusively evidenced by a written approval of the Supplemental Agreement.

       7. The undersigned agrees that, in the absence of bad faith, none of the Attorneys-in-Fact shall have any liability whatsoever to the undersigned for any action taken or omitted to be taken pursuant to this Power of Attorney. Without limiting the generality of the foregoing, the undersigned agrees that no Attorney-in-Fact will have any liability with respect to establishing the price per share at which the Shares are sold to the Underwriters. The undersigned further agrees to hold the Attorneys-in-Fact, jointly and severally, free and harmless from any and all loss, damage, liability or expense incurred in connection herewith, including reasonable attorneys' fees and costs, which they, or any of them acting alone, may sustain as a result of any action taken or omitted to be taken in good faith hereunder, and to reimburse the Attorneys-in-Fact for their expenses, as they are incurred, in connection with any suit, action or proceeding relating to or arising out of an action taken or omitted to be taken hereunder.

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       8.     This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York.


Dated: July __, 2000

Maximum number of shares
of Common Stock to be sold:

_________ shares
(can not exceed <<available>> shares)



                                               Signature of Selling Stockholder,
                                                             <<PMD>>

If Selling Stockholder is an
       individual, sign here:                    -------------------------------


If Selling Stockholder is not an
       individual, sign here and
       indicate name and title of signer:    By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

       IMPORTANT: THE SELLING STOCKHOLDER'S SIGNATURE MUST BE (i) NOTARIZED IF THE SIGNATORY IS A RESIDENT OF THE U.S. OR (ii) WITNESSED BY A GOLDMAN SACHS EMPLOYEE IF THE SIGNATORY IS NOT A RESIDENT OF THE U.S. SEE NEXT PAGE.


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If the signatory is a resident of the United States, this document must be notarized below:

STATE OF       )
                 ss.:
COUNTY OF      )


       On the _____ day of July, 2000 before me personally came to me known and known to me to be the individual described in, and who executed the foregoing instrument, and (s)he acknowledged to me that (s)he executed the same.

                                                         -----------------------
                                                             Notary Public

My term expires:
                 --------------------


--------------------------------------------------------------------------------


If the signatory is not a resident of the U.S., the Selling Stockholder's signature must be witnessed by a Goldman Sachs employee, who must sign below:

Witness:
   Signature:
                      ------------------------------
   Name:
                      ------------------------------
   Employee ID#:
                      ------------------------------



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